UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2005

CDKNET.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

948 US Highway 22
North Plainfield, NJ 07060
(Address of Principal Executive Offices)

(908) 769-3232
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

Item 8.01    Voluntary Disclosure of Other Events

On August 22, 2005, Arkados, Inc., the registrant’s wholly owned subsidiary, agreed to change its status as a “Sponsor” member in the HomePlug Power Alliance to that of “Affiliate.” The effectiveness of this transfer of status is conditioned upon, among other things, the following occurring on or before September 23, 2005:

• the similar agreement of two other Sponsor members of the alliance

• the formal creation of a Contributor class Associate membership and transfer of the Arkados membership to such status

• Intel Corporation, Motorola, Inc. and Cisco-Linksys LLC having become Sponsor members of the Alliance

In addition, on the effective date of the transfer, Oleg Logvinov, the registrant and Arkados’ CEO, will step down as President of the HomePlug Alliance and will be replaced by Matt Theall of Intel.

The HomePlug Alliance is an industry-led initiative committed to creating specifications and enabling standard-based applications for home networking products, home automation (command & control) among platforms within the home and broadband access services to the home. Additionally, the Alliance is chartered to foster and accelerate demand for HomePlug-enabled products and services worldwide through the sponsorship of market and user education programs.

On August 24, 2005, the HomePlug Power Alliance announced that Intel Corporation, Linksys, a division of Cisco Systems, Inc. and Motorola, Inc. joined the alliance as Sponsor members. A copy of the press release is furnished as an exhibit to this report.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits

99.1    HomePlug Power Alliance press release dated August 24, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDKNET.COM, INC.

Date: August 25, 2005	By:	/s/ Oleg Logvinov
Oleg Logvinov, CEO

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